THIRD LEASE MODIFICATION AGREEMENT

THIS LEASE EXTENSION AND MODIFICATION AGREEMENT (the **"Agreement"**) is made as of August 8, 2006, by and between **PTF FOR OPERATING ENGINEERS, LLC** ("Lessor"), and **MONTEREY PASTA COMPANY, a DELAWARE CORPORATION,** ("Lessee"):

WITNESSETH

WHEREAS, by written Lease Agreement dated January 1, 2000 (the **"Lease"**), Lessor leased to Lessee and Lessee leased from Lessor that part of the premises commonly known as **Space 38,** 340 El Camino Real South, situated in the County of Monterey and State of California, as more fully described in the Lease, for the term, at the rent and upon the other terms as set forth in the Lease; and later modified and extended by the Lease Extension and Modification Agreement dated January 25, 2002 and modified by the Second Lease Modification Agreement dated April 15, 2003; and

WHEREAS, the Lease shall terminate as of May 31, 2007, and

WHEREAS, the parties now wish to modify the Lease, all as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby mutually agreed as follows:

1. Space Reduction: Effective December 31, 2006, ("Effective Date") the Premises shall be reduced by surrendering Space 29A consisting of approximately 10,904 square feet, after which the Premises shall consist of approximately 87,141 square feet, as outlined in "Exhibit A".

2. Lessee shall have the right to rent Space 29A on a month-to-month basis commencing January 1, 2007 at the base monthly rent of $3,873.00 per month for a period of up to four (4) months.

3. Lease Extension: Lessor and Lessee agree to extend the Lease Term for a period of sixty (60) months commencing June 1, 2007 and ending May 31, 2012.

4. The base monthly rent to be paid by Lessee to Lessor for the term of the Lease shall be as follows:

   June 1, 2006 through December 31, 2006: $34,827.00 (Thirty Four Thousand Eight Hundred Twenty Seven Dollars and no cents)

   January 1, 2007 through May 31, 2007: $30,954.00 (Thirty Thousand Nine Hundred Fifty Four Dollars and no cents)

June 1, 2007 through May 31, 2008: $30,499.00 (Thirty Thousand Four Hundred Ninety Nine Dollars and no cents)

June 1, 2008 through May 31, 2009: $31,371.00 (Thirty One Thousand Three Hundred Seventy One Dollars and no cents)

June 1, 2009 through May 31, 2010: $32,242.00 (Thirty Two Thousand Two Hundred Forty Two Dollars and no cents)

June 1, 2010 through May 31, 2011: $33,114.00 (Thirty Three Thousand One Hundred Fourteen Dollars and no cents)

June 1, 2011 through May 31, 2012: $33,985.00 (Thirty Three Thousand Nine Hundred Eighty Five Dollars and no cents)

5. Lessor represents and warrants that it has full power and authority to enter into this Agreement and to modify and extend the Lease and that Lessor does not need the consent of any lender holding a mortgage or a deed of trust on the Premises or any other party.

6. The Lease, except as herein modified and extended, as in all other respects fully ratified and confirmed.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Witness:

____

By:___________________________

Its:___________________________
(President, Vice President, or Chairman)

Lessor:

PTF for Operating Engineers LLC

By: McMorgan and Company LLC, Its Manager

Name: [signature]
Patrick Murray, Senior Vice President

AND

Lessee:

Monterey Pasta Company, a Delaware Corporation

By: [signature]

Its: C.F.O.
(Secretary, CFO or Treasurer)

9/7/06